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                                                                      EXHIBIT 12

BAY VIEW CAPITAL CORPORATION
COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                                                            6/30/99          6/30/98
Earnings:
         Earnings before income tax expenses               $ 27,613          $ 20,144
         Add:
         Interest on advances and other borrowings           56,600            45,538
         Interest component of rental expense                   958             1,076
                                                           --------          --------
         Earnings before fixed charges excluding
          interest on customer deposits                      85,171            66,758
         Interest on customer deposits                       67,077            78,597
                                                           --------          --------
         Earnings before fixed charges                     $152,248          $145,355
                                                           ========          ========

Fixed charges:
         Interest on advances and other borrowings         $ 56,600          $ 45,538
         Interest component of rental expense                   958             1,076
                                                           --------          --------
         Fixed charges excluding interest on
          customer deposits                                  57,558            46,614
         Interest on customer deposits                       67,077            78,597
                                                           --------          --------
         Total fixed charges                               $124,635          $125,211
                                                           ========          ========

Ratio of earnings to fixed charges including interest
 on customer deposits                                          1.22              1.16

Ratio of earnings to fixed charges excluding interest
 on customer deposits                                          1.48              1.43

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